UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300,

Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01	Other Events.

On March 23, 2015, Whiting Petroleum Corporation (“Whiting” or the “Company”) issued a press release announcing (i) a registered public offering of 35,000,000 shares of its common stock (or 40,250,000 shares if the underwriter for such offering exercises in full its option to purchase additional shares of the Company’s common stock) (the “Common Stock Offering”), (ii) a private unregistered offering of $1.0 billion aggregate principal amount (or up to $1.15 billion aggregate principal amount if the initial purchasers for such offering exercise in full their option to purchase additional convertible notes) of convertible senior notes due 2020 (the “Convertible Notes Offering”) only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) a private unregistered offering of $750 million aggregate principal amount of its unsecured senior notes due 2023 (the “Senior Notes Offering” and with the Common Stock Offering and the Convertible Notes Offering, the “Offerings”) only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and non-U.S. persons in accordance with Regulation S under the Securities Act.

In connection with the Offerings, the following information about the Company was disclosed to potential investors:

•	As of March 9, 2015, the Company had hedging contracts covering the sale of between 444,700 and 1,068,360 barrels of oil per month for all of 2015.

•	The Company had EBITDAX (as defined in the next sentence) of $1,472.0 million, $1,867.1 million and $2,165.6 million for the years ended December 31, 2012, 2013 and 2014, respectively, and EBITDAX pro forma for the acquisition of Kodiak Oil & Gas Corp. as if it had occurred on January 1, 2014 of $2,922.7 million for the year ended December 31, 2014. The Company defines EBITDAX as net income before amortization of deferred gain on sale, gain on sale of properties, interest income, depreciation, depletion and amortization, exploration, impairment, stock compensation, interest expense, change in Production Participation Plan liability, loss on early extinguishment of debt, noncash gain on marked-to-market derivatives and income tax expense. EBITDAX is not a measure of performance calculated in accordance with GAAP. Although not prescribed under GAAP, the Company believes the presentation of EBITDAX is relevant and useful because it helps the Company’s investors to understand its operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. EBITDAX should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDAX, as the Company calculates it, may not be comparable to EBITDAX measures reported by other companies. In addition, EBITDAX does not represent funds available for discretionary use.

The following table presents a reconciliation of the Company’s consolidated net income to the Company’s consolidated EBITDAX for the periods presented:

	Year Ended December 31,
	(in millions)
	2012	2013	2014	2014 Pro Forma
Net income	$414.1	$366.0	$64.7	$419.3
Amortization of deferred gain on sale	(29.5)	(31.7)	(30.5)	(30.5)
Gain on sale of properties	(3.4)	(128.6)	(27.6)	(27.6)
Interest income	(0.3)	(1.1)	(0.6)	(0.7)
Depreciation, depletion and amortization	684.7	891.5	1,089.5	1,337.5
Exploration	59.1	94.8	86.8	91.5
Impairment	107.9	358.5	767.6	767.6
Stock compensation	18.2	22.4	23.3	31.6
Interest expense	75.2	112.9	170.6	249.9
Change in Production Participation Plan liability	13.8	(7.0)	—	—
Loss on early extinguishment of debt	—	4.4	—	—
Noncash gain on marked-to-market derivatives	(115.7)	(20.8)	(57.4)	(225.2)
Income tax expense	247.9	205.8	79.2	309.3

EBITDAX	$1,472.0	$1,867.1	$2,165.6	$2,922.7

•	As of March 16, 2015, total borrowings under the Company’s credit agreement were $2.9 billion.

•	The Company continually evaluates its current property portfolio and sells properties when it believes that the sales price realized will provide an above average rate of return for the property or when the property no longer matches the profile of properties it desires to own. The Company is currently exploring asset sales of non-core properties. The Company is not however pursuing any significant strategic transaction at this time.

The prospectus supplement for the Common Stock Offering and the offering memoranda for the Convertible Notes Offering and the Senior Notes Offering also contained the Company’s unaudited pro forma combined financial information for the year ended December 31, 2014, which gives effect to Whiting’s acquisition of Kodiak Oil & Gas Corp. as if it had occurred on January 1, 2014, and such information is set forth below.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 8, 2014, Whiting completed the acquisition of Kodiak Oil & Gas Corp. (now known as Whiting Canadian Holding Company ULC, “Kodiak”), whereby Whiting acquired all of the outstanding common stock of Kodiak (the “Kodiak Acquisition”). Pursuant to the terms of the Kodiak Acquisition agreement, Kodiak shareholders received 0.177 of a share of Whiting common stock in exchange for each share of Kodiak common stock they owned. The following unaudited pro forma combined financial information is derived from the historical consolidated financial statements of Whiting and Kodiak and has been adjusted to reflect the acquisition of Kodiak by Whiting. Certain of Kodiak’s historical amounts have been reclassified to conform to Whiting’s financial statement presentation. The unaudited pro forma combined statement of operations for the year ended December 31, 2014 gives effect to the Kodiak Acquisition as if it had occurred on January 1, 2014. The following unaudited pro forma combined financial information does not give effect to the completion of the Offerings or the application of the net proceeds therefrom.

The unaudited pro forma combined statement of operations reflects pro forma adjustments based on available information and certain assumptions that Whiting believes are reasonable and include the following:

•	Whiting’s acquisition of Kodiak, which has been accounted for using the acquisition method of accounting.

•	Adjustments to conform Kodiak’s historical policy of accounting for its oil and natural gas properties from the full cost method to the successful efforts method of accounting used by Whiting.

•	Assumed borrowings under Whiting’s credit facility used to repay all of the debt outstanding under Kodiak’s credit facility.

•	Assumption of Kodiak’s outstanding equity awards, including restricted stock awards, restricted stock units and stock options.

•	Elimination of severance costs, stock-based compensation expense and bonuses for certain Kodiak executives, as well as other transaction-related expenses.

•	Estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined statement of operations. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma combined financial information does not purport to represent what Whiting’s results of operations would have been had the Kodiak Acquisition actually been consummated on the assumed date nor is it indicative of future results of operations. The unaudited pro forma combined financial information does not reflect future events that may occur after the Kodiak Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. This unaudited pro forma combined statement of operations should be read in conjunction with the historical consolidated financial statements and related notes of Whiting and Kodiak for the periods presented.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share data)

	Whiting Historical	Kodiak Historical (1)				Whiting Pro Forma Combined
	Year Ended December 31, 2014	Nine Months Ended September 30, 2014	October 1, 2014 – December 7, 2014	Pro Forma Adjustments		Year Ended December 31, 2014
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$3,024,617	$849,208	$159,552	$—		$4,033,377
Amortization of deferred gain on sale	30,494	—	—	—		30,494
Gain on sale of properties	27,657	—	—	—		27,657
Interest income and other	2,329	101	(21)	47,109	(a)	49,518

Total revenues and other income	3,085,097	849,309	159,531	47,109		4,141,046

COSTS AND EXPENSES:
Lease operating	496,925	118,240	51,175	—		666,340
Production taxes	253,008	90,151	16,605	—		359,764
Depreciation, depletion and amortization	1,089,545	291,558	77,431	(121,077	)(b)	1,337,457
Exploration and impairment	854,430	—	—	4,667	(c)	859,097
General and administrative	177,211	45,562	63,562	(121,275	)(d)	165,060
Interest expense	170,642	77,029	23,883	(21,677	)(e)	249,877
Commodity derivative gain, net	(100,579)	(2,009)	(122,601)	—		(225,189)

Total costs and expenses	2,941,182	620,531	110,055	(259,362)		3,412,406

INCOME BEFORE INCOME TAXES	143,915	228,778	49,476	306,471		728,640

INCOME TAX EXPENSE:
Current	2,625	—	—	—		2,625
Deferred	76,545	86,300	27,562	116,289	(f)	306,696

Total income tax expense	79,170	86,300	27,562	116,289		309,321

NET INCOME	64,745	142,478	21,914	190,182		419,319
Net loss attributable to noncontrolling interest	62	—	—	—		62

NET INCOME AVAILABLE TO SHAREHOLDERS	$64,807	$142,478	$21,914	$190,182		$419,381

EARNINGS PER COMMON SHARE:
Basic	$0.53					$2.52

Diluted	$0.53					$2.51

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	122,138			44,492	(g)	166,630

Diluted	122,519			44,562	(g)	167,081

(1)	Certain amounts in Kodiak’s historical statements of operations for the nine months ended September 30, 2014 and for the period from October 1, 2014 through December 7, 2014 have been reclassified to conform to Whiting’s financial statement presentation. Such reclassifications had no impact on Kodiak’s historical net income.

The accompanying notes are an integral part of this unaudited pro forma financial statement.

WHITING PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On December 8, 2014, Whiting Petroleum Corporation (“Whiting”) completed the acquisition of Kodiak Oil & Gas Corp. (now known as Whiting Canadian Holding Company ULC, “Kodiak”), whereby Whiting acquired all of the outstanding common stock of Kodiak (the “Kodiak Acquisition”). Pursuant to the terms of the Kodiak Acquisition agreement, Kodiak shareholders received 0.177 of a share of Whiting common stock in exchange for each share of Kodiak common stock they owned. The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Whiting and Kodiak and has been adjusted to reflect the acquisition of Kodiak by Whiting. Certain of Kodiak’s historical amounts have been reclassified to conform to Whiting’s financial statement presentation. The unaudited pro forma combined statement of operations for the year ended December 31, 2014 gives effect to the Kodiak Acquisition as if it had occurred on January 1, 2014.

The unaudited pro forma combined statement of operations reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Whiting believes are reasonable. However, actual results may differ from those reflected in this statement. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined statement of operations does not purport to represent what Whiting’s results of operations would have been if the Kodiak Acquisition had actually occurred on the date indicated above, nor is it indicative of Whiting’s future results of operations. This unaudited pro forma combined statement of operations should be read in conjunction with the historical consolidated financial statements and related notes of Whiting and Kodiak for the periods presented.

The unaudited pro forma combined financial information includes adjustments to conform Kodiak’s accounting policies for oil and gas properties to the successful efforts method. Kodiak followed the full cost method of accounting for oil and gas properties, while Whiting follows the successful efforts method of accounting for oil and gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method, and these costs consist primarily of unsuccessful exploratory drilling costs, geological and geophysical costs, delay rental fees on leases and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over the life of proved developed reserves. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over proved reserves.

Note 2. Preliminary Allocation of the Purchase Price

The Kodiak Acquisition has been accounted for using the acquisition method of accounting for business combinations. The allocation of the purchase price is based upon management’s estimates and assumptions related to the fair value of assets acquired and liabilities assumed on the acquisition date using currently available information. The initial purchase price allocation for the Kodiak Acquisition is preliminary, and adjustments to provisional amounts (such as goodwill, certain accrued liabilities and their related deferred taxes), or recognition of additional assets acquired or liabilities assumed, may occur as additional information is obtained about facts and circumstances that existed as of the acquisition date.

The consideration transferred, preliminary fair value of assets acquired and liabilities assumed, and the resulting goodwill as of the December 8, 2014 acquisition date are as follows (in thousands):

Consideration:
Fair value of Whiting’s common stock issued (1)	$1,771,094
Fair value of Kodiak restricted stock units assumed by Whiting (2)	9,596
Fair value of Kodiak options assumed by Whiting	7,523

Total consideration	$1,788,213

Fair value of liabilities assumed:
Accounts payable trade	$18,390
Accrued capital expenditures	104,509
Revenues and royalties payable	57,423
Accrued liabilities and other	45,695
Taxes payable	12,676
Accrued interest	18,070
Current deferred tax liability	30,279
Long-term debt	2,500,875
Asset retirement obligations	8,646
Other long-term liabilities	15,735

Amount attributable to liabilities assumed	$2,812,298

Fair value of assets acquired:
Cash and cash equivalents	$18,879
Accounts receivable trade, net	219,654
Derivative asset	85,718
Prepaid expenses and other	8,624
Oil and gas properties, successful efforts method:
Proved properties	2,266,607
Unproved properties	1,000,396
Other property and equipment	11,347
Long-term deferred tax asset	107,497
Other long-term assets	6,113

Amount attributable to assets acquired	$3,724,835

Goodwill	$875,676

(1)	47,546,139 shares of Whiting common stock at $37.25 per share (closing price as of December 5, 2014), based on Kodiak’s 268,622,497 common shares outstanding at closing.
(2)	257,601 shares of Whiting common stock issued at $37.25 per share (closing price as of December 5, 2014), based on Kodiak’s 1,455,409 restricted stock units held by employees at closing.

Upon closing of the acquisition, Whiting acquired Kodiak for per-share consideration consisting of 0.177 of a share of Whiting’s common stock for each share of Kodiak’s outstanding common stock, including Kodiak’s unvested equity awards. Whiting also assumed vested and unvested stock options held by Kodiak employees. Based on the closing price of Whiting’s common stock of $37.25 on December 5, 2014 (the last trading day before closing of the acquisition), the aggregate purchase price of the transaction was $4.3 billion, including the fair value of Kodiak’s long-term debt assumed of $2.5 billion.

Goodwill recognized is primarily attributable to the operational and financial synergies expected to be realized from the acquisition, including employing optimized completion techniques on Kodiak’s undrilled acreage which will improve hydrocarbon recovery, realized savings in drilling and well completion costs, the accelerated development of Kodiak’s asset base, and the acquisition of experienced oil and gas technical personnel.

Note 3. Adjustments to the Unaudited Pro Forma Combined Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2014:

(a)	Reflects earnings from Kodiak’s saltwater disposal wells and rental equipment, which were previously included in Kodiak’s full cost pool under the full cost method of accounting for oil and gas properties, recognized within interest income and other.

(b)	Reflects the change in depletion expense resulting from Kodiak’s oil and gas properties being recorded at fair value via the purchase price allocation and then depleted under the successful efforts method of accounting.

(c)	Reflects additional exploration expense related to Kodiak’s geological and geophysical costs and delay rentals, which were previously capitalized under the full cost method of accounting for oil and natural gas properties.

(d)	Reflects a decrease in general and administrative expenses resulting from the following:

•	Transaction costs related to the Kodiak Acquisition of $86 million incurred by Whiting and Kodiak during the year ended December 31, 2014 were eliminated due to their nonrecurring nature.

•	A reduction in ongoing executive salaries of $6 million for the year ended December 31, 2014. As provided by the terms of the Kodiak Acquisition agreement, certain of Kodiak’s executive officers were not retained by Whiting following the closing date of the Kodiak Acquisition, as such executives are not necessary to the ongoing entity in order to generate equivalent or improved results from the acquired oil and gas properties.

•	Stock-based compensation expense of $20 million related to certain of Kodiak’s executive officers whose equity awards vested immediately upon change of control, as well as severance costs of $9 million paid to such officers, were eliminated due to their nonrecurring nature.

(e)	Reflects the net adjustment to interest expense primarily associated with the following:

•	Amortization (using the effective interest rate method) of the adjustment to fair value Kodiak’s debt as of January 1, 2014, resulting in a decrease to interest expense of $13 million for the year ended December 31, 2014.

•	The repayment of Kodiak’s outstanding debt under its credit facility as of January 1, 2014 using borrowings under Whiting’s credit facility, resulting in a decrease in interest expense of $6 million for the year ended December 31, 2014.

(f)	Reflects the income tax effects of the pro forma adjustments presented, based on Whiting’s combined statutory tax rate of 37.9% that was in effect during the period for which the pro forma combined statement of operations has been presented.

(g)	Reflects the incremental shares of Whiting’s common stock issued to Kodiak shareholders on the closing date of the Kodiak Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 23, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer